NEWS RELEASE

Contact:
Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

J.Jill
Debra Fernandes
617.376.4302
debra.fernandes@jjill.com

ALLIANCE DATA SIGNS NEW LONG-TERM AGREEMENT WITH J.JILL,
A LEADING MULTICHANNEL FASHION RETAILER OF WOMEN’S APPAREL, ACCESSORIES AND FOOTWEAR

Alliance Data Acquires Existing Private Label Card Portfolio
and Provides Private Label Card Services

DALLAS, Texas – Feb. 22, 2011 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a new, long-term agreement to provide private label credit card services to J.Jill (www.jjill.com), a leading multichannel fashion retailer of women’s apparel, accessories, and footwear. Headquartered in Quincy, Mass., J.Jill has more than 200 retail stores nationwide and strong catalog and web businesses.

Under terms of the agreement, Alliance Data will provide private label credit card services for the J.Jill credit card, including account acquisition and activation, receivables funding, card authorization, private label credit card issuance, statement generation, remittance processing, customer service functions, and marketing services.

Additionally, Alliance Data purchased J.Jill’s existing file of private label credit card accounts, acquiring a moderate size portfolio in the $50 million range, consistent with the average portfolio size of Alliance Data’s existing client base. Details of the purchase price were not disclosed, other than to note it is well within norms of the industry. The acquired file carries only a modest level of delinquencies and, as such, Alliance Data believes that its performance will be consistent with traditional expectations. Additionally, all new private label accounts will be consistent with Alliance Data’s traditional credit quality standards. The transaction closed on February 18, 2011.

“Our customers are busy women who look to J.Jill for a simple way to dress with style; and for an easy shopping experience,” said Hilary Chasin, chief marketing officer at J.Jill. “With the J.Jill credit card program we are able to meet her expectations and give her an enhanced brand experience that allows her value, simplicity, and exclusive member benefits. We look forward to further developing our private label credit card program around our customer’s needs and expectations with the support of Alliance Data.”

“J.Jill’s customers are sophisticated shoppers, and we’re pleased to partner with this dynamic brand, which has built a core base of loyal customers through all facets of its multichannel business model,” said Ivan Szeftel, president of Retail Services for Alliance Data. “With our extensive cross-channel retail expertise, combined with our unique ability to leverage consumer insights to drive profitability, we’re fully prepared to deliver an advanced credit and marketing solution for J.Jill. We look forward to being a collaborative partner in helping them better target and engage their customers with the brand, as well as achieve their sales and growth goals.”

About J.Jill
Based in Quincy, Mass., J.Jill is a leading multichannel fashion retailer of women’s apparel, accessories and footwear with over 200 retail stores, in-house production of more than 26 catalogs a year, and an ever-growing website business. With a well defined fashion point of view, J.Jill’s exclusive designs offer quality, trend-relevant styles that give women an easy way to dress with effortless style. For more information, visit www.jjill.com.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands.  Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies.  Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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